Exhibit 99.1

Corporate Headquarters: 1475 South Bascom Avenue, Suite 101, Campbell, CA  95008

Investor Relations Contact:	Company Contact:
Matt Selinger	Margaret Randazzo, Interim Chief Executive Officer
Genesis Select	Westinghouse Solar
(303) 415-0200	(408) 402-9400
mselinger@genesisselect.com	mrandazzo@westinghousesolar.com

Westinghouse Solar Announces First Quarter 2012 Results

Quarterly Revenue Growth up 22% Versus Prior Year

Campbell, CA, May 10, 2012 – Westinghouse Solar, Inc.  (Nasdaq: WEST), a designer and manufacturer of solar power systems, today announced its first quarter 2012 financial results. These results follow on news announced May 9, 2012 regarding the company entering into a definitive merger agreement with CBD Energy Limited (“CBD”), a diversified renewable energy company based in Sydney, Australia.

“Total revenue was $2.4 million in the first quarter, a year-over-year increase of 22% compared to the first quarter of 2011,” said Margaret Randazzo, Interim CEO of Westinghouse Solar. “The year-over-year increase in revenue is attributed to multiple channels.  Revenue from our largest customers increased 30% in the first quarter as compared to the first quarter of 2011. Our retail channel continues to gain momentum with quadrupled revenue compared to the prior year as a result of increased customer interest levels and online sales from Lowe’s Home Improvement driven by our “solar-in-a-box” kits (www.lowes.com). We achieved a sequential increase in gross margin from 8.9% in the fourth quarter of 2011 to 10.0% in the first quarter of 2012.

“During the quarter we were also proud to unveil our new Instant Connect™ panels, a new line of solar panels that makes rooftop installations faster and easier than ever before. The Instant Connect extends our technology leadership with the first plug-and-play solar panel that completely eliminates cumbersome panel-to-panel wiring for both residential AC systems and commercial rooftop DC systems and can reduce installation costs by 50%. The key to the Instant Connect innovation is a set of UL-approved electrical connectors that are integrated directly into the sides of each solar panel — allowing the solar panels to automatically plug together when they are mounted on the roof. The frames of the solar panels -- and splices used to connect the solar panels together -- provide precision alignment of the electrical connectors, completely eliminating the need to manually wire panels or struggle with custom cabling on the roof. We began shipping the new Instant Connect product in the second quarter 2012,” concluded Randazzo.

First Quarter Financial Results

Revenue for the quarter ended March 31, 2012 was $2.4 million, compared to $2.0 million in the first quarter of 2011, and $3.3 million in the fourth quarter of 2011. The year-over-year increase in revenue was due to an increase in sales to our strategic partners and growth of our distribution network. The sequential decline in revenue was due to normal seasonally adjusted demand in the first quarter, and increased sales at year end due to customers taking advantage of tax credits and rebate incentives.

Gross profit for the first quarter of 2012 was $242,000 or 10.0% of revenue, compared to $278,000 or 13.9% of revenue for the first quarter of 2011, and $294,000 or 8.9% of revenue for the fourth quarter of 2011. The year-over-year decline in gross margin was due to lower average selling prices, partially offset by a decline in panel and component costs. The sequential increase in gross margin is due to the higher margins achieved with our new lower cost, larger format panel.

Total operating expenses in the first quarter of 2012 were $2.7 million, compared to $2.0 million for the same period last year and $2.1 million for the fourth quarter of 2011. The year-over-year increase is due to higher general and administrative expenses of $384,000 and higher sales and marketing costs of $277,000. The year-over-year increase in general and administrative expenses was due to higher legal and professional fees related to the proposed CBD merger transaction and patent litigation, and an increase in insurance costs, partially offset by lower payroll costs. The year-over-year increase in sales and marketing costs reflects increased expenditures for licensing fees, advertising and trade shows, and payroll and commission expense supporting the expansion of the distribution business. Compared to the fourth quarter of 2011, total operating expenses increased $622,000 due to an increase in general and administrative expense of $664,000, partially offset by a decrease in sales and marketing expense of $42,000. The sequential increase in general and administrative expenses was due to higher legal and professional fees related to the proposed CBD merger transaction and patent litigation, increased bad debt expense and higher stock-based compensation expense, partially offset by a reduction in expenditures for research and development. The sequential decrease in sales and marketing costs is primarily due to a decrease in expenditures for advertising and trade shows, partially offset by higher licensing fees. Stock-based compensation expense included in total operating expenses was $296,000 for the first quarter of 2012, compared to $418,000 for the same period of 2011 and $211,000 in the fourth quarter of 2011. Cash operating expenses (adjusted to exclude stock-based compensation expense and depreciation and amortization expense) were $2.3 million for the first quarter of 2012, compared to $1.5 million for the same period last year and $1.8 million for the fourth quarter of 2011.

Net loss from continuing operations was $2.9 million in the first quarter of 2012, or $0.17 per share, compared to a net loss of $1.3 million, or $0.11 per share in the same period last year, and a net loss of $1.2 million in the fourth quarter of 2011, or $0.09 per share. The net loss included unfavorable non-cash adjustments to the fair value of common stock warrants of $437,000 compared with favorable non-cash adjustments to the fair value of common stock warrants of $463,000 for the first quarter of 2011 and $613,000 for the fourth quarter of 2011. Excluding the impact of the common stock warrant fair value adjustments in all periods, net loss from continuing operations for the first quarter of 2012 was $2.4 million or $0.15 per share, compared to a net loss of $1.8 million or $0.15 per share, for the first quarter of 2011, and a net loss of $1.8 million or $0.13 per share, for the fourth quarter of 2011.

The gain from discontinued operations was $26,000 in the first quarter of 2012, compared to a loss of $6,000 in the same period last year, and a loss of $74,000 in the fourth quarter of 2011. For the first quarter of 2012 and the fourth quarter of 2011, the net loss attributable to common stockholders also included non-cash preferred stock dividends of $21,000. For the first quarter of 2011, net loss attributable to common stockholders also included a non-cash preferred deemed dividend of $975,000.

Net loss including discontinued operations and the preferred stock dividend was $2.9 million or $0.17 per share in the first quarter of 2012, compared to a net loss of $2.3 million or $0.20 per share in the first quarter of 2011. Net loss including discontinued operations was $1.3 million or $0.09 per share in the fourth quarter last year.

Cash and cash equivalents at March 31, 2012 were $615,000. There was no balance drawn on the Company’s $750,000 line of credit at the end of the quarter. Common shares outstanding as of March 31, 2012 were 18.8 million compared to 16.0 million at December 31, 2011.

The number of employees at the end of the first quarter of 2012 was 23 full time equivalents, compared to 32 at March 31, 2011 and 36 at December 31, 2011.

Merger and Outlook

As announced by press release on Wednesday, May 9, 2012, the Company has entered into a definitive merger agreement with CBD.  Both companies will be hosting a call today to discuss the merger at 12:00 p.m. PT (3 p.m. ET).

About Westinghouse Solar: (NASDAQ:WEST)

Westinghouse Solar is a designer and manufacturer of solar power systems. In 2007, Westinghouse Solar pioneered the concept of integrating the racking, wiring and grounding directly into the solar panel. This revolutionary solar panel, originally branded "Andalay", quickly won industry acclaim. In 2009, the company again broke new ground with the first integrated AC solar panel, reducing the number of components for a rooftop solar installation by approximately 80 percent and lowering labor costs by approximately 50 percent. This first AC panel, which won the 2009 Popular Mechanics Breakthrough Award, has become the industry's most widely installed AC solar panel. Award-winning Westinghouse Solar Power Systems provide the best combination of safety, performance and reliability, while backed by the proven quality of the Westinghouse name. For more information on Westinghouse Solar, visit www.westinghousesolar.com.

The Westinghouse Solar logo is available at: http://www.globenewswire.com/newsroom/prs/?pkgid=7801

About CBD Energy (ASX:CBD)

CBD is Australia's emerging leader in renewable energy, enabling the efficient use of renewable energy for utilities, businesses and households through operations in wind, solar, energy storage and engineering. It has become one of the largest non-utility suppliers and installers of solar energy generation equipment for both large- and domestic-scale operation in Australia. Utilizing its globally-competitive supply chain, CBD is also currently developing and profitably installing solar projects in Europe and Southeast Asia, both directly and through joint ventures.  For more information on CBD, visit http://www.cbdenergy.com.au/.

Forward-Looking And Cautionary Statements – Safe Harbor

This press release and any related investor conference call may contain forward-looking statements, including with respect to future sales, new products, and implementation and effects of the proposed business combination between Westinghouse Solar and CBD.  Those statements and statements made in this release that are not historical in nature, including those related to future revenue, revenue growth, gross margin, operating expense rates, achievement of cashflow and EBITDAS breakeven and profitability, product introductions and cost reductions in future periods, and anticipated outcomes in litigation, constitute forward-looking statements within the meaning of the Safe Harbor Provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements can be identified by the use of words such as “expects,” “projects,” “plans,” “will,” “may,” “anticipates,” believes,” “should,” “intends,” “estimates,” and other words of similar meaning. These statements are based on current plans, estimates and projections, and, therefore, you should not place undue reliance on them. These statements are subject to risks and uncertainties that cannot be predicted or quantified, and CBD and Westinghouse Solar caution that actual results may differ materially from those expressed or implied by such forward-looking statements. These statements are subject to the following risks and uncertainties: difficulties, delays, unexpected costs or the inability to consummate the proposed merger between CBD and Westinghouse Solar and other transactions referred to in this communication and those described in the documents that Westinghouse Solar files with the U.S. Securities and Exchange Commission, as well as risks associated with the inherent uncertainty of future financial results, additional capital financing requirements, and development and introduction of new products by CBD, Westinghouse Solar or their respective competitors, uncertainties in the timing of availability and manufacturing volumes of products from suppliers, the effectiveness, profitability, and marketability of new products, the ability to protect and defend proprietary rights and information, the impact of current, pending, or future legislation, regulation and incentive programs on the solar power industry, the impact of competitive products or pricing, technological changes, the ability to identify and successfully acquire and grow distribution customers, and the effect of general economic and business conditions. All forward-looking statements included in this communication are made as of the date of this communication, and neither CBD nor Westinghouse Solar assumes any obligation to update any such forward-looking statements, whether as a result of new information, future events or otherwise.

Statement Regarding Additional Information That Will Become Available

This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval. The publication or distribution of this communication may, in some countries, be restricted by law or regulation. Accordingly, persons who come into possession of this document should inform themselves of and observe these restrictions. To the fullest extent permitted by applicable law, CBD, Westinghouse Solar and their respective affiliates disclaim any responsibility or liability for the violation of such restrictions by any person.

This communication is being made in respect of a proposed merger involving CBD and Westinghouse Solar. In connection with the proposed merger, CBD and Westinghouse Solar will file with the U.S. Securities and Exchange Commission (the “SEC”) a Registration Statement on Form F-4 containing a proxy statement/prospectus, and each of CBD and Westinghouse Solar may file with the SEC other documents regarding the proposed merger. CBD will provide disclosure and arrange for solicitation of the votes of its shareholders in accordance with Australian regulations. Such documents are not currently available. BEFORE MAKING AN INVESTMENT OR VOTING DECISION, INVESTORS AND SECURITY HOLDERS ARE ADVISED TO READ THE PROXY STATEMENT/PROSPECTUS AND OTHER FILED DOCUMENTS CAREFULLY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION.

Investors and security holders may obtain a copy of the Registration Statement on Form F-4 containing a proxy statement/prospectus (when available) and all other documents filed with the SEC by CBD and Westinghouse Solar free of charge at the SEC’s website at www.sec.gov. Investors and security holders may also obtain copies of these documents, free of charge, from Westinghouse Solar by directing a request to Westinghouse Solar, Attention: Margaret Randazzo, (408) 402-9400, or by going to Westinghouse Solar’s website at www.westinghousesolar.com.  Additionally, investors may obtain copies of these documents, free of charge, from CBD by going to CBD’s website at www.cbdenergy.com.au/.

Participants in the Merger Solicitation

Westinghouse Solar and CBD, and their respective directors and executive officers, may be deemed to be participants in the solicitation of proxies in respect of the proposed merger and related matters. Information regarding Westinghouse Solar’s directors and executive officers is contained in Westinghouse Solar’s annual report on Form 10-K, filed with the SEC on March 16, 2012, and amendment on Form 10-K/A, filed with the SEC on March 26, 2012. Information regarding CBD’s directors and executive officers is contained in CBD’s statement on Schedule 13D, filed with the SEC on January 9, 2012 (as amended to date). Additional information regarding the interests of such potential participants will be included in the Registration Statement on Form F-4 containing a proxy statement/prospectus and the other relevant documents filed with the SEC (when available).  Investors can also obtain free copies of these documents from CBD and Westinghouse Solar using the contact information above.

- Tables to Follow -

Westinghouse Solar, Inc.
Condensed Consolidated Balance Sheets
	March 31, 2012 (unaudited)	December 31, 2011
Assets
Current assets:
Cash and cash equivalents	$615,414	$1,346,777
Accounts receivable, net	842,636	1,096,580
Other receivables	497,856	469,469
Inventory, net	3,011,533	4,172,809
Prepaid expenses and other current assets, net	762,534	978,709
Assets of discontinued operations	20,646	87,455
Assets held for sale – discontinued operations	18,293	18,293
Total current assets	5,768,912	8,170,092
Property and equipment, net	156,510	196,718
Other assets, net	1,388,984	955,570
Assets of discontinued operations – long-term	209,913	209,913
Total assets	$7,524,319	$9,532,293

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$2,534,764	$3,865,039
Accrued liabilities	791,704	428,813
Accrued warranty	258,779	217,812
Common stock warrant liability	20,425	317,490
Credit facility	—	92,266
Capital lease obligations – current portion	4,761	4,699
Note payable – current portion	189,483	283,252
Liabilities of discontinued operations – short-term	1,162,527	1,308,820
Total current liabilities	4,962,443	6,518,191

Capital lease obligations, less current portion	3,500	4,713
Long-term liabilities of discontinued operations	3,675	10,200
Total liabilities	4,969,618	6,533,104

Commitments, contingencies and subsequent events

Stockholders’ equity:
Convertible redeemable preferred stock, $0.001 par value, 1,000,000 shares authorized; 2,273 shares issued and outstanding on March 31, 2012 and December 31, 2011	751,223	751,223
Common stock, $0.001 par value; 100,000,000 shares authorized; 18,766,496 and 16,040,581 shares issued and outstanding at March 31, 2012 and December 31, 2011, respectively	18,767	16,041
Additional paid-in capital	75,108,914	72,683,781
Accumulated deficit	(73,324,203)	(70,451,856)
Total stockholders’ equity	2,554,701	2,999,189
Total liabilities and stockholders’ equity	$7,524,319	$9,532,293

Westinghouse Solar, Inc.
Condensed Consolidated Statements of Comprehensive Income
(Unaudited)

	Three Months Ended March 31,
	2012	2011

Net revenue	$2,422,340	$1,994,362
Cost of goods sold	2,179,969	1,716,563
Gross profit	242,371	277,799
Operating expenses
Sales and marketing	623,180	346,328
General and administrative	2,063,409	1,678,945
Total operating expenses	2,686,589	2,025,273
Loss from continuing operations	(2,444,218)	(1,747,474)
Other income (expense)
Interest income (expense), net	4,220	(22,701)
Adjustment to the fair value of common stock warrants	(436,943)	462,948
Total other income (expense)	(432,723)	440,247
Loss before provision for income taxes and discontinued operations	(2,876,941)	(1,307,227)
Provision for income taxes	—	—
Net loss from continuing operations	(2,876,941)	(1,307,227)
Net income (loss) from discontinued operations, net of tax	25,853	(6,262)
Net loss	(2,851,088)	(1,313,489)
Preferred stock dividend	(21,259)	—
Preferred deemed dividend	—	(975,460)
Net loss attributable to common stockholders	$(2,872,347)	$(2,288,949)

Net loss attributable to common stockholders per common and common equivalent share (basic and diluted)	$(0.17)	$(0.20)

Weighted average shares used in computing loss per common share: (basic and diluted)	16,145,962	11,361,726